Senesco Technologies, Inc.

Retention Policy for Officers12

(Adopted by the Board on [____])

I. Termination in Connection with a Change of Control.

(a) In the event that an officer’s employment is terminated by the Board of Director’s (the “Board”) of Senesco Technologies, Inc. (the “Company”) without Cause (as defined below), or if the officer voluntarily terminates his or her employment for Good Reason (as defined below) upon at least ninety (90) days’ written notice, upon or immediately prior to, or within one hundred eighty (180) days after, the closing of a Change of Control (as defined below) of the Company, the officer shall be entitled to receive the following (subject to the limitation set forth in clause (vii) below):

(i) The involuntary termination benefits provided in the officer’s employment agreement, if any, including unpaid compensation and benefits.

(ii) The full incentive bonus allocated to the officer for the calendar year in which termination occurs, as determined by the Board.

(iii) A multiple of the officer’s annual base salary: (CEO=2x, CFO=1.5x, VP R&D=1.5x, VP Clinical=1.5x, other officers=1x);

(iv) Medical coverage with term equal to base salary continuation under the Company’s group health insurance.

(v) Allowance for all vested options to be exercisable for the remainder of each such vested option’s full remaining exercise period.

(vi) Immediate vesting of all unvested options granted to the officer.

(vii) Notwithstanding the foregoing, if the aggregate compensation set forth in clauses (i), (ii), (iii) and (iv) above to be paid to all officers exceeds 10% of the value of the transaction as determined by the parties (as reflected in a definitive agreement, including the fair market value of any publicly traded securities), or if not reflected in a definitive agreement, then as determined by a qualified, independent third party selected by the board of directors of the Company, then the Board shall have the discretion to reduce such compensation pro-rata to the extent necessary to consummate the Change of Control transaction.

(b) A “Change of Control” will be deemed to occur upon (i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (a) the Company or any subsidiary of the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, or (c) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becoming the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or more related transactions, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) a merger or consolidation approved by the Company’s stockholders (other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company or subsidiary of the Company) acquires more than 50% of the combined voting power of the Company’s then outstanding securities); (iii) the sale or other disposition of all or substantially all of the Company’s assets; or (iv) the issuance, in one or more related transactions, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes a beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of at least 20% of the combined voting power of the Company’s then outstanding securities.

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1 This Retention Policy for the Officers of Senesco Technologies, Inc. shall only apply to those executive officers who do not have an employment agreement in effect.

2 This Retention Policy may be revised at any time by the Board. Any revision will take effect after 12 months.

II. Termination by the Board Without Cause or Termination by the Employee for Good Reason.

If the officer’s employment is terminated by the Board, without “Cause”, or if the officer voluntarily terminates his(her) employment upon at least ninety (90) days’ written notice and for “Good Reason”, the officer shall be entitled to receive full consideration for a termination package at the Board’s sole discretion.

“Cause” means any of the following:

(i) Failure by the officer, other than by reason of disability, to substantially perform duties consistent with those expected of a person holding such officer’s position within twenty (20) business days following the officer’s receipt of written notice of such failure (which notice shall have been authorized by the Board and shall set forth in reasonable detail the purported failure to perform and the specific steps to cure such failure, which shall be consistent with the terms hereof);

(ii) The officer’s misappropriation of Company funds or willful misconduct which results in material damage to the Company; or

(iii) The officer’s conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude.

“Good Reason” means any action by the Company which results in: (i) a material diminution of the officer’s position or the officer’s authority, duties or responsibilities; (ii) a material reduction in the officer’s salary; or (iii) a change by the Company in the location at which the officer performs his principal duties for the Company to a new location that is outside a radius of 50 miles from the officer’s principal residence and outside a radius of 50 miles from the location at which the officer previously performed his principal duties for the Company; provided, that, the foregoing events shall not be deemed to constitute Good Reason unless the officer shall have notified the Board in writing of the occurrence of such event(s) and the Board shall have failed to have cured or remedied such event(s) within twenty (20) business days of its receipt of such written notice or which breach Company has failed to begin to attempt to cure during said twenty (20)-day period if the breach is not curable during the twenty (20)-day period.